EXHIBIT 10.53

Confidential Treatment Request – Redacted Copy

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date by and among SILICON VALLEY BANK, a California corporation (“Bank”), SCICLONE PHARMACEUTICALS INTERNATIONAL LTD., a Cayman Islands exempted company (“SPIL”) and SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD., a Cayman Islands exempted company (“SPIL China,” and together with SPIL, collectively, “Borrowers” and each a “Borrower”), provides the terms on which Bank shall lend to Borrowers and Borrowers shall repay Bank. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. As used in this Agreement, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural and capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay; Parent as Guarantor Only. Borrowers hereby jointly, severally and unconditionally promise to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement. Bank and Borrowers intend and agree that the obligations of the Parent shall be, and are, solely those of a guarantor and that any such obligations of the Parent shall arise only if, and only to the extent, any such obligations are undertaken by the Parent pursuant to a separately executed guarantee and security agreement between Parent and Bank.

2.1.1 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

2.1.2 Letters of Credit Sublimit.

(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrowers’ account. Such aggregate amounts utilized hereunder (in Dollars) shall at all times reduce the amount otherwise available for Advances under the Revolving Line. The face amount (as converted to Dollars) of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $2,500,000. The aggregate amount available to be used for the issuance of Letters of Credit may not exceed (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus (ii) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services and the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and minus (iii) the FX Reserve. If, on the Revolving Line Maturity Date, there are any outstanding Letters of

(b) Credit, then on such date Borrowers shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrowers agree to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrowers further agree to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for a Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for a Borrower’s account, and Borrowers understand and agree that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(c) The joint and several obligation of Borrowers to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(d) Borrowers may request that Bank issue a Letter of Credit payable in a Foreign Currency. If issued by Bank, such Letter of Credit shall reduce the amount otherwise available in accordance with Section 2.1.2(a). If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrowers of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(e) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to 10% of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time in its good faith credit judgment to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.1.3 Foreign Exchange Sublimit. As part of the Revolving Line, Borrowers may enter into foreign exchange contracts with Bank under which Borrowers commit to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least 1 FX Business Day after the contract date and shall be subject to a reserve of 10% of each outstanding FX Forward Contract in a maximum aggregate amount equal to $250,000 (the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract (the “FX Reduction Amount”). Any amounts needed to fully reimburse Bank will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.1.4 Cash Management Services Sublimit. Borrowers may use up to $2,500,000 of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). Any amounts Bank pays on behalf of Borrowers for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount (such sum being an “Overadvance”) exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrowers shall immediately pay to Bank in cash such Overadvance. Without limiting Borrowers’ obligation to repay Bank any amount of the Overadvance, Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate; Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus 1.75%, which interest shall be payable monthly.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is 5% above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(e) Debit of Accounts. Bank may debit any of Borrowers’ deposit accounts, including the Designated Deposit Accounts, for principal and interest payments or any other amounts Borrowers owe Bank when due. These debits shall not constitute a set-off.

(f) Minimum Monthly Interest. Commencing on the first anniversary of the Effective Date, Borrowers shall pay Bank interest of not less than the Minimum Monthly Interest per month. Such amount shall be fully earned for the following 12 months on the first anniversary of the Effective Date and on each subsequent anniversary thereof and, except as provided in Section 12.1, shall be payable as follows: in the event the aggregate amount of interest earned by Bank in any month (exclusive of any collateral monitoring fees, unused line fees, or any other fees and charges hereunder) is less than the Minimum Monthly Interest, Borrowers shall pay Bank an amount, payable on the last day of such month, in an amount equal to the (i) Minimum Monthly Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any collateral monitoring fees, unused line fees, or any other fees and charges hereunder) in such month.

(g) Payment; Interest Computation; Float Charge. Interest is payable monthly on the last calendar day of each month. In computing interest on the Obligations, all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received on the next Business Day. In addition, so long as any principal or interest with respect to any Credit Extension remains outstanding, Bank shall be entitled to charge Borrowers a “float” charge in an amount equal to 2 Business Days interest, at the interest rate applicable to the Credit Extensions, on all Payments Bank receives by check. Said float charge is not included in interest for purposes of computing Minimum Monthly Interest under this Agreement. The float charge for each month shall be payable on the last day of the month. Bank shall not, however, be required to credit Borrowers’ account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrowers’ Designated Deposit Accounts for the amount of any item of payment which is returned to Bank unpaid.

2.4 Fees. Borrowers shall pay to Bank:

(a) Commitment Fee. A fully earned, non-refundable commitment fee of $50,000, due and payable on the first anniversary of the Effective Date and each subsequent anniversary thereof (unless the Agreement has been terminated prior to such anniversary of the Effective Date);

(b) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance, each anniversary of the issuance, and the renewal of such Letter of Credit by Bank; and

(c) Termination Fee. Subject to the terms of Section 12.1, a termination fee;

(d) Unused Revolving Line Facility Fee. Beginning on the first anniversary of the Effective Date, a fee (the “Unused Revolving Line Facility Fee”), payable monthly, in arrears, on a calendar year basis, in an amount equal to 0.35% per annum of the average unused portion of the Revolving Line, as determined by Bank.

The unused portion of the Revolving Line, for the purposes of this calculation, shall include amounts reserved under the Cash Management Services Sublimit for products provided and under the Foreign Exchange Sublimit for FX Forward Contracts. Borrowers shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder; and

(e) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due. Bank acknowledges receipt of a good faith deposit in the amount of $100,000 (the “Good Faith Deposit”), which amount is to be applied to Bank Expenses. Any portion of such Good Faith Deposit not utilized to pay Bank Expenses through the time of the first Advance under this Agreement will be credited to the account of Borrowers.

3 CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Borrowers shall consent to or have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents to which it is a party;

(b) duly executed original signatures to the Parent’s Warrant;

(c) duly executed original signatures to the Control Agreements;

(d) for each Borrower and Guarantor their Operating Documents and certified good standing certificates from each jurisdiction in which a Borrower or Guarantor transacts business as of a date no earlier than thirty (30) days prior to the Effective Date;

(e) duly executed original signatures to the completed Borrowing Resolutions for each Borrower and Guarantor;

(f) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be, terminated or released;

(g) the Perfection Certificates executed by each Borrower and Guarantor;

(h) duly executed bailee agreements in favor of Bank;

(i) a legal opinion of Borrowers’ Cayman Island counsel dated on or before the date of the initial Credit Extension together with the duly executed original signatures thereto;

(j) the duly executed original signatures to the Guaranty;

(k) evidence satisfactory to Bank that (i) the insurance policies required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank and (ii) Credit Insurance Policies are in effect;

(l) the completion of the Initial Audit with results satisfactory to Bank in its sole and absolute discretion;

(m) any Credit Insurance Policies required to be in effect;

(n) certified copies of each Borrower’s register of mortgages and charges;

(o) a share charge agreement in form and substance satisfactory to Bank, executed by SPIL and charging to Bank a security interest in 100% of the issued shares in the capital of SPIL China;

(p) a share charge agreement in form and substance satisfactory to Bank, executed by Parent and charging to Bank a security interest in 100% of the issued shares in the capital of SPIL;

(q) executed Officer’s Certificates from each Borrower and Guarantor in the form attached hereto as Exhibit E; and

(r) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a) except as otherwise provided in Section 3.4, timely receipt of an executed Transaction Report;

(b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrowers’ joint and several representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) there has not been (i) a Material Adverse Change or (ii) any material adverse deviation by Borrowers from the most recent budgets or projections of Borrowers delivered to Bank as required by Section 6.2(viii).

3.3 Covenant to Deliver.

Borrowers, jointly and severally, agree to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrowers expressly agree that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrowers’ obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in Bank’s sole discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrowers shall notify Bank (which notice shall be irrevocable) by electronic mail or facsimile by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with such notification, Borrowers must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank shall credit Advances to the Designated Deposit Account requested. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any electronic mail or facsimile notice given by a person whom Bank believes is a Responsible Officer or designee.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Borrower, as legal and beneficial owner, hereby grants and charges to Bank, to secure the payment and performance in full of all of the Obligations (other than obligations under the Warrant), a continuing security interest in, and pledges to, and, by way of fixed charge, charges in favor of, Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrowers jointly and severally represent, warrant, and covenant that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If a Borrower shall acquire a commercial tort claim, Borrowers shall promptly notify Bank in a writing signed by Borrowers of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations or obligations under the Warrant) outstanding at the time of such termination are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations or obligations under the Warrant) outstanding at the time of such termination and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrowers’ written request and sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrowers.

4.2 Authorization to File Financing Statements. Borrowers hereby authorize Bank to file financing statements, without notice to Borrowers, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5 REPRESENTATIONS AND WARRANTIES

Borrowers jointly and severally represent and warrant as follows:

5.1 Due Organization, Authorization; Power and Authority. Each Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, Borrowers have delivered to Bank completed certificates signed by each Borrower and Guarantor, each entitled “Perfection Certificate.” Borrowers represent and warrant to Bank that, except as Borrowers may hereafter disclose to Bank pursuant to Section 7.2, (a) each Borrower’s exact legal name is indicated on the applicable Perfection Certificate and on the signature page hereof; (b) each Borrower is an organization of the type and is organized in the jurisdiction set forth in the applicable Perfection Certificate; (c) each Perfection Certificate accurately sets forth the applicable Borrower’s organizational identification number or accurately states that such Borrower has none; (d) each Perfection Certificate accurately sets forth the applicable Borrower’s place of business, or, if more than one, its chief executive office as well as such Borrower’s mailing address (if different than its chief executive office); (e) no Borrower (nor any predecessors of any Borrower) has, in the past 5 years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to any Borrower and their Subsidiaries is accurate and complete (it being understood and agreed that Borrowers may from time to time update certain information in the Perfection Certificates after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If a Borrower is not now a Registered Organization but later becomes one, Borrowers shall promptly notify Bank of such occurrence and provide Bank with such Borrower’s organizational identification number.

The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of such Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which any Borrower or any of Borrowers’ Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which any Borrower is bound. Neither Borrower is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral. Borrowers have good title to, have rights in, and the power to transfer each item of the Collateral upon which they purport to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrowers have no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrowers have given Bank written notice and taken such actions as are necessary to give Bank a perfected security interest therein, and the Excluded Collateral Accounts. The Collateral is not in the possession of any third party bailee (such as a warehouse), except as otherwise provided in the Perfection Certificate and fully insured goods in transit in the ordinary course of business. Except as hereafter disclosed to Bank in writing by Borrowers, none of the components of the Collateral shall be maintained at locations other than (a) as provided in the Perfection Certificate, (b) fully insured components of the Collateral that may be located in transit between Borrower’s locations in Belgium, Italy and Hong Kong or (c) the following locations at which no more than $100,000 in the aggregate of Collateral may be located at any time: (i) mobile equipment, including computers with employees and consultants at various locations, (ii) Collateral at locations Bank has been notified of pursuant to Section 7.2, (iii) Collateral at temporary locations for sales, testing or demonstration purposes and (iv) other locations. In the event that Borrowers, after the date hereof, intend to store or otherwise deliver any portion of the Collateral to a bailee, then Borrowers will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. The foregoing requirement for a written acknowledgement shall not apply with respect to any bailee that (i) does not have an established course of business with any Borrower and (ii) holds Collateral solely as part of a “start-up” testing regimen to establish such bailee as a regular part of the Borrower’s supply chain, provided that the exception to the written acknowledgement requirement contained in this sentence shall only apply until such bailee has entered into a formal agreement with one or more of the Borrowers. The Accounts are bona fide, existing obligations of the Account Debtors. Except for Inventory with an aggregate value, at any time, of not more than $200,000, all Inventory is in all material respects of good and marketable quality, free from material defects. Borrowers are the sole legal and beneficial owners of their Intellectual Property, except for (a) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, (b) exclusive licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that are exclusive only in respects other than territory or exclusive as to territory only as to discreet geographical areas outside of the United States or (c) other non-exclusive licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property. Each patent that is material to Borrowers’ business is valid and enforceable and no part of the Intellectual Property that is material to Borrowers’ business has been judged invalid or unenforceable, in whole or in part, and to the best of Borrowers knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

5.3 Accounts Receivable.

(a) For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of each Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing any Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account, provided that if no Event of Default has occurred, Bank shall coordinate its efforts to notify Account Debtors with one of the Borrowers. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrowers have no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of Borrowers’ knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Parent, any Borrower or any of Borrowers’ Subsidiaries involving more than $100,000.

5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Parent and Borrowers and any of their Subsidiaries delivered to Bank fairly present in all material respects the Parent’s and Borrowers’ consolidated financial condition and the Parent’s and Borrowers’ consolidated results of operations as of the dates of such financial statements. There has not been any material deterioration in the Parent’s or any Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. The fair salable value of each Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of such Borrower’s liabilities; neither Borrower is left with unreasonably small capital after the transactions in this Agreement; and each Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. No Borrower is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrowers, nor any of their Subsidiaries, are a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Borrower has violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of any Borrowers’ or any of their Subsidiaries’ properties or assets have been used by Borrowers or any of their Subsidiaries or, to the best of Borrowers’ knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrowers and each of their Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8 Subsidiaries; Investments. Borrowers do not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Each Borrower has timely filed all required tax returns and reports (or timely extensions therefore), and each Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Borrower. A Borrower may defer payment of any contested taxes, provided that such Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrowers are unaware of any claims or adjustments proposed for any of each Borrower’s prior tax years which could reasonably be expected to result in additional taxes becoming due and payable by such Borrower. Borrowers have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrowers have not withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of any Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Borrowers shall use the proceeds of the Credit Extensions solely as working capital and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of any Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6 AFFIRMATIVE COVENANTS

Borrowers jointly and severally shall do all of the following:

6.1 Government Compliance.

(a) Maintain each Borrower’s and all of such Borrower’s Subsidiaries’ legal existence and good standing in its respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to cause a Material Adverse Change. Borrowers shall comply, and have each of their Subsidiaries comply, with all laws, ordinances and regulations to which they are subject, noncompliance with which could reasonably be expected to cause a Material Adverse Change.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrowers of their obligations under the Loan Documents to which any Borrower is a party and the grant of a security interest to Bank in all of each Borrower’s property. Upon request by Bank, Borrowers shall promptly provide to Bank copies of any such obtained Governmental Approvals.

6.2 Financial Statements, Reports, Certificates.

(a) Borrowers shall provide Bank with the following:

(i) weekly, whenever the Parent’s Adjusted Quick Ratio is less than 1.30 to 1:00, a Transaction Report (and any schedules related thereto);

(ii) monthly, within 30 days after the end of each month, (A) accounts receivable agings, aged by invoice date, (B) accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger;

(iii) monthly, as soon as available, and in any event within 30 days after the end of each month, Parent prepared consolidated financial statements prepared in accordance with GAAP, consistently applied from one period to the next;

(iv) monthly, within 30 days after the end of each month, a Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrowers were in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(v) monthly, within 30 days after the end of each month, a duly executed Borrowing Base Certificate;

(vi) monthly, within 30 days after the end of each month, the Global Cash Report.

(vii) quarterly, as soon as available, and in any event within 30 days after the end of each fiscal quarter, Parent prepared consolidating financial statements prepared in accordance with GAAP, consistently applied from one period to the next;

(viii) annually, within 20 days of approval by Parent’s Board of Directors, and in any event within 60 days following the end of Parent’s fiscal year, (A) Parent’s consolidated annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the 5 quarters following such fiscal year end and (B) Parent’s annual financial projections for the 5 quarters following such fiscal year end (on a quarterly basis) as approved by Parent’s Board of Directors, together with any related business forecasts used in the preparation of such annual financial projections; and

(ix) annually, as soon as available, and in any event within 120 days following the end of Parent’s fiscal year, annual consolidated and consolidating financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank.

(b) Within 5 days after filing, all of Parent’s reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Parent’s, a Borrower’s or another website on the Internet.

(c) Prompt written notice of Borrower’s knowledge of an event that materially adversely affects the value of the Intellectual Property.

(d) Quarterly written notice of (i) any material change in the composition of the Intellectual Property and (ii) the registration of any copyright, including any subsequent ownership right of Borrowers in or to any copyright, patent or trademark not previously disclosed in writing to Bank.

6.3 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. Borrowers shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrowers failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrowers Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If reasonably requested by Bank, Borrowers shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrowers shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b) Disputes. Borrowers shall promptly notify Bank of all disputes or claims relating to Accounts. Borrowers may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrowers do so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and report the same to Bank in the regular reports provided to Bank; (ii) no Default or Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Aggregate Borrowing Base.

(c) Collection of Accounts. All proceeds of Eligible Accounts of each Borrower shall be deposited by such Borrower into such Borrower’s lockbox account, or other “blocked account,” as Bank may specify, pursuant to blocked account agreements in such form as Bank may specify in its good faith business judgment. Proceeds deposited shall be applied on a daily basis as follows: (i) if Parent’s Adjusted Quick Ratio is less than 1.30 to 1.00, all deposits will be applied to repay Borrowers’ Obligations to Bank or (ii) if Parent’s Adjusted Quick Ratio is not less than or equal to 1.30 to 1.00, all deposits will be directed to the applicable Designated Deposit Account.

(d) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to a Borrower, Borrowers shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrowers shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.

(e) Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of a Borrower or Bank or such other name as Bank may choose.

(f) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrowers’ obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

6.4 Remittance of Proceeds. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by a Borrower not later than the following Business Day after receipt by such Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Default or Event of Default has occurred and is continuing, Borrowers shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrowers in good faith in an arm’s length transaction for an aggregate purchase price of $100,000 or less (for all such transactions in any fiscal year). Borrowers agree that they will not commingle proceeds of Collateral with any of Borrowers’ other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5 Taxes; Pensions. Timely file, and require each of their Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by a Borrower or its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6 Access to Collateral; Books and Records. At reasonable times, on two Business Day’s notice and during normal business hours (provided no notice is required and inspections and audits may be conducted at any time if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy any of Borrowers’ Books. Such audits and inspections shall be required semi-annually, or more frequently if conditions, in the sole determination of Bank, warrant more frequent audits and inspections, provided that, so long as no Event of Default has occurred and is continuing, such audit or inspections shall be limited to no more than 4 per year. The foregoing inspections and audits shall be at Borrowers’ expense, and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses In the event a Borrower and Bank schedule an audit more than ten (10) days in advance, and such Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrowers shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.7 Insurance. Keep its business and the Collateral (including Collateral in transit) insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Bank at least 20 days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrowers shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrowers fail to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

6.8 Operating Accounts.

(a) Maintain all of its, all of its Parent’s and all of its Subsidiaries’, primary operating and other deposit accounts and securities accounts located in the United States with Bank and Bank’s Affiliates, which accounts shall represent not less than 80% of the dollar value of Borrowers’, its Subsidiaries’ and its Parent’s accounts at all United States financial institutions.

(b) Maintain, for each Borrower, a Collateral Account located in Hong Kong with Citibank.

(c) Provide Bank 5 days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. Commencing on the earlier of (i) the date 90 days from the Effective Date or (ii) the date of the first Advance under this Agreement, except for Excluded Collateral Accounts, for each Collateral Account that a Borrower at any time maintains outside of Bank or Bank’s Affiliates, Borrowers shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrowers’ employees and identified to Bank by Borrowers as such.

6.9 Financial Covenants.

Borrowers shall cause Parent to maintain at all times, to be tested as of the last day of each quarter, unless otherwise noted, on a consolidated basis:

(a) Minimum Revenue. Minimum consolidated revenues shall be as set forth in Schedule 6.9(a).

(b) Minimum EBIT. Minimum EBIT shall be as set forth in Schedule 6.9(b), provided that, Borrowers shall not be in default of the covenant contained in this Section 6.9(b) so long as Parent’s consolidated EBIT on a three-quarter rolling basis is not less than Parent’s forecast over such three-quarter rolling period.

6.10 Protection and Registration of Intellectual Property Rights. Borrowers shall: (a) subject to Section 6.10(c), protect, defend and maintain the validity and enforceability of its Intellectual Property; (b) promptly after receipt of knowledge thereof, advise Bank in writing of material infringements of its Intellectual Property that is material to its business; and (c) not allow any Intellectual Property material to a Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

6.11 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrowers’ and its Subsidiaries’ officers, employees and agents and Borrowers’ books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to a Borrower or its Subsidiary.

6.12 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7 NEGATIVE COVENANTS

Borrowers, jointly and severally, shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; and (c) in connection with Permitted Liens and Permitted Investments.

7.2 Changes in Business, Ownership, or Business Locations. (a) Engage in or permit any of their Subsidiaries to engage in any business other than the businesses currently engaged in by such Borrower and its Subsidiaries, as applicable, or reasonably related thereto or (b) enter into any transactions or series of related transactions, or take any other actions, that cause, result in or permit SPIL not to be the wholly-owned Subsidiary of Parent or permit SPIL China not to be the wholly-owned Subsidiary of SPIL. Borrowers shall not, without at least 30 days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than $50,000 in Borrower’s assets or property), (2) change its jurisdiction of organization, or (3) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of their Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of their Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into a Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of the Collateral, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8.(c) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that a Borrower may (i) pay dividends solely in equity securities or (ii) pay dividends, make distributions and make payments to another Borrower or to Guarantor; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of their Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower, except transactions that are in the ordinary course of Borrowers’ business, upon fair and reasonable terms that are no less favorable to Borrowers than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 UBS ARS Account. Notwithstanding anything else to the contrary in this Agreement, (a) allow Parent to maintain, establish or use, any account, other than the UBS ARS Account, at any UBS Entity, (b) allow Parent to locate, store or keep, any value in the UBS ARS Account in excess of the absolute minimum required by UBS to become or remain eligible for the UBS ARS Loan or (c) allow any of Borrowers’ Collateral to become subject to any lien arising out of the UBS ARS Loan.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrowers fail to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within 3 Business Days after such Obligations are due and payable (which 3 Business Day grace period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrowers fail or neglect to perform any obligation in Sections 6.2, 6.5, 6.7, 6.8, 6.9, 6.12 or violate any covenant in Section 7; or

(b) Borrowers fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within 10 days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the 10 day period or cannot after diligent attempts by Borrowers be cured within such 10 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which additional period shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply to any covenants set forth in subsection (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business. (a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrowers or of any entity under control of Borrowers (including a Subsidiary) on deposit with Bank or any Bank Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of Borrowers’ assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and (b) (i) any material portion of Borrowers’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Borrower from conducting any part of its business;

8.5 Insolvency. (a) A Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) a Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Borrower and not dismissed or stayed within 45 days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which a Borrower or Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or that could reasonably be expected to cause a Material Adverse Change; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a default under such other agreement shall be cured or waived for purposes of this Agreement upon Bank receiving written notice from the party asserting such default of such cure or waiver of the default under such other agreement, if at the time of such cure or waiver under such other agreement (1) Bank has not declared an Event of Default under this Agreement or exercised any rights with respect thereto; (2) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (3) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith judgment of Bank be materially less advantageous to Borrowers or Bank;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $100,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against a Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of 10 days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);

8.8 Misrepresentations. A Borrower or any Person acting for a Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. (a) Borrower is in default under or breaches any agreement between a Borrower and any creditor of a Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or (b) any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or

8.10 Guaranty. (a) Any guaranty of any Obligation terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8. occurs with respect to any

Guarantor, (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations occurs with respect to any Guarantor.

8.11 Change in Control. There is a Change in Control.

8.12 Credit Insurance Policy. The Credit Insurance Policy lapses, is cancelled, or is invalid.

9 BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrowers’ benefit under this Agreement or under any other agreement between a Borrower and Bank;

(c) demand that Borrowers (i) deposit cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrowers shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Forward Contracts;

(e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing a Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral or its security interest in the Collateral. Borrowers shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrowers grant Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of a Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of a Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, each Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrowers’ Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrowers jointly and severally hereby irrevocably appoint Bank as their lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse each Borrower’s name on any checks or other forms of payment or security; (b) sign each Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under each Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrowers jointly and severally hereby appoint Bank as its lawful attorney-in-fact to sign each Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations or obligations under the Warrant) have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Borrowers declare that Bank’s foregoing appointment as Borrowers’ attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations or obligations under the Warrant) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrowers fail to obtain the insurance called for by Section 6.7 or fail to pay any premium thereon or fail to pay any other amount which Borrowers are obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrowers with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Borrowers shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrowers or a Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrowers’ account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrowers by credit to the Designated Deposit Accounts or to other Persons legally entitled thereto; Borrowers shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which a Borrower is liable.

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and 3 Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrowers may change their mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrowers or
a Borrower:	SciClone Pharmaceuticals International Ltd. Windsor House, Room 3401A 311 Gloucester Road
Causeway Bay
Hong Kong
Attn: Hans P. Schmid, Managing Director
Fax: (011) 852-2508-1500
email: hschmid@spil.org

or

SciClone Pharmaceuticals International China Holding Ltd.
Windsor House, Room 3401A
311 Gloucester Road Causeway Bay Hong Kong
Attn: Hans P. Schmid, Managing Director Fax: (011) 852-2508-1500 email: hschmid@spil.org

With a copy, in each case, to:

SciClone Pharmaceuticals, Inc.
950 Tower Lane, Suite 900
Foster City, CA 94404
Attn: Chief Financial Officer
Fax: (650) 358-3459
Email: CCooper@SCICLONE.com

If to Bank:	Silicon Valley Bank
185 Berry Street, Lobby One, Suite 3000
San Francisco, CA 94107
Attn: Kurt Trevan
Fax: (415) 856-0810
Email: KTrevan@svb.com

11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law. Each Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Bank and each Borrower expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and Bank and each Borrower hereby waive any objection that each may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and each hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Borrowers at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of a Borrower’s actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12 GENERAL PROVISIONS

12.1 Termination Prior to Revolving Line Maturity Date. This Agreement may be terminated by Borrowers prior to the Revolving Line Maturity Date, effective 3 Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrowers fully satisfy their Obligations (other than inchoate indemnity obligations or obligations under the Warrant). If such termination is at Borrowers’ election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrowers shall promptly pay to Bank, in addition to the payment of any other expenses or fees then-owing, (a) any Minimum Monthly Interest due for the time between the effective termination date and the next anniversary of the Effective Date and (b) a termination fee in an amount equal to 1.5% of the Revolving Line, provided that no termination fee shall be charged if (i) such termination occurs prior to the first anniversary of the Effective Date or (ii) the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrowers may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.3 Indemnification. Borrowers, jointly and severally, agree to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Bank and a Borrower (including reasonable attorneys’ fees and expenses), except for Claims or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Correction of Loan Documents. Bank may correct obvious errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.7 Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by both Bank and Borrowers. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations, obligations under the Warrant and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrowers in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.10 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose Borrowers’ identity or the identity of any person associated with Borrowers unless otherwise expressly permitted by this Agreement. The provisions of this Section 12.10 shall survive the termination of this Agreement.

12.11 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between one or more Borrowers and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13 DEFINITIONS

13.1 Definitions. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Adjusted Quick Ratio” is the ratio obtained by dividing (x) the sum of (i) cash plus (ii) Cash Equivalents plus (iii) the Availability Amount by (y) the sum of (i) the outstanding principal amount of any Advances (including any amounts used for Cash Management Services), plus (ii) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (iii) the FX Reduction Amount.

“Advance” or “Advances” means an advance (or advances) under the Revolving Line.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reserve, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Bankruptcy-Related Defaults” is defined in Section 9.1.

“Board of Directors” of any Person is the governing body of such Person charged by the law establishing such Person with managing the business and affairs of the Person and exercising, or directing the exercise of, all of such Person’s powers.

“Borrower” is defined in the preamble hereof.

“Borrowers’ Books” are all Borrowers’ and each Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors (or equivalent) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary (or equivalent) on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than 1 year from the date of acquisition; (b) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than 1 year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Cash Management Services” is defined in Section 2.1.4.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than a Major Investor or a trustee or other fiduciary holding securities under an employee benefit plan of a Borrower, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Parent, representing 25% or more of the combined voting power of Parent’s then outstanding securities; (b) a Major Investor is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Parent, representing 35% or more of the combined voting power of Parent’s then outstanding securities; or (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by the Board of Directors of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directions at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrowers described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Committed Availability” means, as the date of determination, an amount equal to the Revolving Line minus all outstanding Credit Extensions.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that

Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which a Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Borrower maintains a Securities Account or a Commodity Account, one or more Borrowers, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Credit Insurance Policy” is an insurance policy satisfactory to Bank in its sole discretion with respect to certain Account Debtors and insuring up to a specified amount of Accounts of such Account Debtors. The parties intend that the Parent may act as an agent for Borrowers in obtaining such insurance. The “Credit Insurance Policy” must name Parent as “Insured Party,” Borrowers as “Co-Insured,” identify Bank as “Loss-Payee” and allow Bank to obtain a security interest in the policy.

“Default Rate” is defined in Section 2.3(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is a separate deposit account for each Borrower that has been designated by a Borrower in writing as such Borrower’s “Designated Deposit Account” and which designation has been accepted by Bank in writing.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“EBIT” shall mean (a) Net Income, plus (b) Interest Expense and plus (c) income tax expense.

“Effective Date” is the date Bank executes this Agreement as indicated on the signature page hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Unless otherwise approved by Bank in writing, Eligible Accounts shall not include:

(a)	Accounts that the Account Debtor has not paid within 180 days of invoice date regardless of invoice payment period terms;

(b)	Accounts owing from an Account Debtor, 50% or more of whose Accounts have not been paid within 180 days of invoice date;

(c)	Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, or (iv) that Bank otherwise approves of in writing.;

(d)	Accounts billed and payable outside of the United States unless the Bank (i) has a first priority, perfected security interest or other enforceable Lien in such Accounts and (ii) such Accounts are covered by a Credit Insurance Policy;

(e)	Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f)	Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g)	Accounts with credit balances over 180 days from invoice date;

(h)	Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed 75% of the Borrowing Base, for the amounts that exceed that percentage, unless Bank approves in writing;

(i)	Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j)	Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k)	Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l)	Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts), for the duration of such contractual arrangements;

(m)	Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n)	Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o)	Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p)	Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(q)	Accounts for which the Account Debtor has not been invoiced;

(r)	Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(s)	Accounts subject to chargebacks or other payment deductions taken by an Account Debtor (but only to the extent of such chargeback or deduction);

(t)	Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(u)	Accounts for which Bank in its good faith business judgment determines collection to be doubtful.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Excluded Collateral Accounts” means (a) the UBS ARS Account and (b) Collateral Accounts that (i) have been identified to Bank in writing, (ii) are located in Brazil, Italy, Japan, the People’s Republic of China or Singapore, and (iii) in the aggregate, do not exceed $2,500,000 at any time, provided that not more than $2,000,000 of such $2,500,000 aggregate may be located in the People’s Republic of China.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrowers is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reduction Amount” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Global Cash Report” is a report intended to allow Bank to monitor the cash balances in the Excluded Collateral Accounts. The form of the report is to be mutually developed by Borrowers and Bank, but shall contain not less than a listing of each Excluded Collateral Account and the month-end balance in such account.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any present or future guarantor of the Obligations, including the Parent.

“Guaranty” is that certain Unconditional Guaranty and Security Agreement by and between Bank and Parent and dated as of even date herewith.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Initial Audit” is Bank’s inspection of Borrowers’ Accounts, the Collateral, and Borrowers’ Books.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is (i) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, (ii) any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, (iii) trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of any Borrower connected with and symbolized thereby, (iv) know-how, operating manuals, trade secret rights, rights to unpatented inventions, any Intellectual Property rights in computer software, (v) licenses and license rights relating to the foregoing, and (vi) any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrowers and their Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrowers’ custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, any note, or notes or guaranties executed by a Borrower or any Guarantor in connection with this Agreement, and any other present or future agreement between a Borrower any Guarantor or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Major Investor” is any Person who, as of the Effective Date, is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Parent representing not less than 20% of the combined voting power of Parent’s then outstanding securities.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of a Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrowers shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding month.

“Minimum Monthly Interest” is one twelfth of the product of (a) $1,000,000 multiplied by (b) the sum of (i) the Prime Rate in effect at the time of determination plus (ii) 1.75%.

“Net Income” means, as calculated on a consolidated basis for Borrowers and their Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrowers and their Subsidiaries for such period taken as a single accounting period.

“Obligations” are Borrowers’ or Guarantor’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts a Borrower or Guarantor owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of a Borrower or Guarantor assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State, Registrar of Companies, or equivalent entity of such Person’s state or country of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws (or equivalent) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Overadvance” is defined in Section 2.2.

“Parent” is SciClone Pharmaceuticals, Inc., a Delaware corporation, the parent of Borrowers.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrowers’ Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors and Indebtedness with respect to surety bonds and similar obligations, in each case incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness to the extent secured by a Permitted Lien under clause (c), (d) or (i) of the definition of Permitted Liens;

(g) Indebtedness of a Borrower to another Borrower or to Parent;

(h) Indebtedness of a Borrower to any Subsidiary that is not also a Borrower and Contingent Obligations of any Subsidiary that is not also a Borrower with respect to obligations of a Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary that is not also a Borrower to a Borrower in an aggregate principal amount not to exceed $250,000 or any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

(i) the UBS ARS Loan;

(j) other Indebtedness not exceeding $250,000 in the aggregate outstanding at any time; and

(k) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrowers’ or their Subsidiaries, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Perfection Certificate and existing on the Effective Date;

(b) Cash Equivalents;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrowers’ business;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments of Subsidiaries that are not also a Borrower in or to other Subsidiaries that are not a Borrower, Parent or a Borrower and Investments by Borrowers in Subsidiaries that are not also a Borrower not to exceed $250,000 in the aggregate in any fiscal year;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Parent pursuant to employee stock purchase plans or agreements approved by such Borrower’s Board of Directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of any Borrower in any Subsidiary;

(j) joint ventures or strategic alliances in the ordinary course of any Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed $250,000 in the aggregate in any fiscal year;

(k) Investments of SPIL in or to SPIL China; and

(l) other Investments not exceeding $100,000 in the aggregate outstanding at any time.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrowers maintain adequate reserves on their Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrowers incurred for financing the acquisition of the Equipment securing no more than $250,000 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, but, in either case, only if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $100,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but only if any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of Borrowers’ business, but only if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

(h)(i) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, (ii) exclusive licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that are exclusive only in respects other than territory or exclusive as to territory only as to discreet geographical areas outside of the United States and (iii) other non-exclusive licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j) Liens in favor of other financial institutions arising in connection with Borrowers’ deposit or securities accounts held outside the United States at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit or securities accounts;

(k) Liens by UBS on the UBS ARS Account; and

(l) Liens securing inter-company Indebtedness that is also a Permitted Investment.

“Permitted Location” is defined in Section 5.2.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Related Account Debtor” means, with respect to any Person, any Affiliate, relative, partner, shareholder, director, officer, of employee of such Person.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrowers (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of any Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is any of the Borrowers’ Chief Executive Officers, Presidents, Chief Financial Officers, Controllers, Directors or Secretaries.

“Revolving Line” is an Advance or Advances in an amount equal to $6,000,000.

“Revolving Line Maturity Date” is November 14, 2011.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Settlement Date” is defined in Section 2.1.3.

“Subordinated Debt” is Indebtedness incurred by a Borrower that is subordinated to all of Borrowers’ now existing or hereafter arising Indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.

“Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit C.

“Transfer” is defined in Section 7.1.

“UBS” is UBS AG, a Swiss bank.

“UBS ARS Account” is that certain Collateral Account located at a UBS Entity containing only those certain Auction Rate Securities with an aggregate face value of up to $1,800,000, which Auction Rate Securities serve as collateral of UBS pursuant to the UBS ARS Loan.

“UBS ARS Loan” is that certain “no net cost loan” by UBS to Parent in an amount not to exceed $1,800,000 and otherwise as described on pages 36 to 39 of the UBS Prospectus.

“UBS Entities” are UBS, UBS Securities LLC, UBS Financial Services Inc and their Affiliates.

“UBS Prospectus” is that certain UBS prospectus dated as of October 7, 2008, with respect to “Auction Rate Securities Rights, Series A-1, A-2, B-2, B-2, C1 and C2,” and which prospectus was made available to Bank on November 6, 2008, at http://financialservicesinc.ubs.com/staticfiles/pws/adobe/ARS_seriesABC_prospectus.pdf.

“Unused Revolving Line Facility Fee” is defined in Section 2.4(d).

“Warrant” is that certain Warrant to Purchase Stock dated November 14, 2008 executed by Parent in favor of Bank.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERS:

SCICLONE PHARMACEUTICALS INTERNATIONAL LTD.

By	/s/ RICHARD HARRIS
Name:	Richard Harris
Title:	Director

SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD.

By	/s/ RICHARD HARRIS
Name:	Richard Harris
Title:	Director

BANK:

SILICON VALLEY BANK

By	/s/ KURT TREVAN
Name:	Kurt Trevan
Title:	Relationship Manager
Effective Date: November 14, 2008

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*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.9(a) - Minimum Revenue

As of the last day of each quarter, Parent’s consolidated revenues for such quarter shall be not less than 85% of Parent’s projected performance for such quarter as outlined in Parent’s forecast submitted to Bank in accordance with Section 6.2(viii). Notwithstanding the preceding sentence, Parent’s consolidated revenues for the following quarters shall be not less than as follows:

Quarter ending	Minimum Revenue
12/31/2008	[****]
03/31/2009	[****]
06/30/2009	[****]
09/30/2009	[****]
12/31/2009	[****]
after 12/31/2009	[****]

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*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.9(b) - Minimum EBIT

As of the last day of each quarter, Parent’s EBIT for such quarter shall be not less than 85% of Parent’s projected performance for such quarter as outlined in Parent’s forecast submitted to Bank in accordance with Section 6.2(viii); provided that, if the absolute value of Parent’s forecasted EBIT for such quarter is less than $2,666,667, then Parent’s EBIT for such quarter shall be not less than the sum of (i) Parent’s projected performance for such quarter minus (ii) $400,000. Notwithstanding the preceding sentence, Parent’s EBIT for the following quarters shall not be less than as follows:

Quarter ending	Minimum EBIT
12/31/2008	[****]
03/31/2009	[****]
06/30/2009	[****]
09/30/2009	[****]
12/31/2009	[****]
after 12/31/2009	[****]

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EXHIBIT A

Collateral Description

The Collateral consists of all Borrowers’ and all of each Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrowers’ Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following:

(a)	Borrowers’ Intellectual Property; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of Borrowers’ Intellectual Property;

(b)	any Account, contract right, license or other General Intangible of a Borrower, or any permit, instrument, promissory note or chattel paper of a Borrower, if and to the extent such Account, contract right, General Intangible, permit, instrument, promissory note or chattel paper contains restrictions on assignments and the creation of Liens, or under which such an assignment or Lien would cause a default to occur under such Account, contract rights, license, General Intangible, permit, instrument, promissory note or chattel paper (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of Article 9 of the Code); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and each Borrower shall be deemed to have granted a security interest in, all such right, title and interests as if such provision had never been in effect; and

(c)	any government permit or franchise that prohibits Liens on or collateral assignment of such permit or franchise.

Pursuant to the terms of a certain negative pledge arrangement with Bank, each Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

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EXHIBIT B

Compliance Certificate

TO:            SILICON VALLEY BANK                                                                                                       Date: _________________

FROM:      SCICLONE PHARMACEUTICALS INTERNATIONAL LTD. and

          SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD.

The undersigned authorized officers of SCICLONE PHARMACEUTICALS INTERNATIONAL LTD. and SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD. (collectively, the “Borrowers”) jointly and severally certify that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (1) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrowers, and each of their Subsidiaries, have timely filed all required tax returns and reports (or timely extensions thereof), and Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrowers or any of their Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned jointly and severally certify that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledge that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Transaction Report	Weekly, if Adjusted Quick Ratio < 1.30	Yes No
A/R & A/P Agings	Monthly, within 30 days	Yes No
Borrowing Base Certificate	Monthly, within 30 days	Yes No
Compliance Certificate	Monthly, within 30 days	Yes No
Parent prepared consolidated financial statements	Monthly, within 30 days	Yes No
Global Cash Report	Monthly, within 30 days	Yes No
Parent prepared consolidating financial statements	Quarterly, within 30 days	Yes No
Audited, consolidated financial statement	Annually, within 120 days of FYE	Yes No
Board approved projections and plan	Annually, within 20 days of approval by board, but no later than 60 days of FYE	Yes No
10-K, 10-Q and 8-K	Within 5 days of filing with SEC	Yes No

1

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Financial Covenants	Required	Actual	Complies

As of the last day of each Quarter:

Parent’s consolidated minimum revenue

Not less than 85% of forecast for such quarter, but, in any event, not less than the following:

QE 12/31/2008 [****]

QE 03/31/2009 [****]

QE 06/30/2009 [****]

QE 09/30/2009 [****]

QE 12/31/2009 [****]

After QE 12/31/2009 - TBD

		__________	Yes No

Parent’s consolidated minimum EBIT	QE 12/31/2008 [****] QE 03/31/2009 [****] QE 06/30/2009 [****] QE 09/30/2009 [****] QE 12/31/2009 [****] after QE 12/31/2009 - [****]	__________	Yes No

Financial Measurement	Trigger Level	Actual	Weekly Transaction Report Required
Parent’s Adjusted Quick Ratio	1.30	______	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SCICLONE PHARMACEUTICALS INTERNATIONAL LTD.

By_________________________________________ Name:______________________________________ Title:_______________________________________

SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD.

By:________________________________________ Name:______________________________________ Title:_______________________________________

BANK USE ONLY

Received by: ___________________________

    AUTHORIZED SIGNER

Date: _________________________________

Verified: _______________________________

    AUTHORIZED SIGNER

Date: _________________________________

Compliance Status:         Yes     No

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EXHIBIT C

Transaction Report

[EXCEL spreadsheet to be provided separately from lending officer.]

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EXHIBIT D - BORROWING BASE CERTIFICATE

Borrowers:         SCICLONE PHARMACEUTICALS INTERNATIONAL LTD. (“SPIL”) and

                            SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD. (“SPIL China”)

Lender: Silicon Valley Bank

Commitment: up to $6,000,000

	A - SPIL	B - SPIL China
ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of ____________	$_______________	$_______________
2. Additions (please explain on reverse)	$_______________	$_______________
3. TOTAL ACCOUNTS RECEIVABLE	$_______________	$_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 180 days due	$_______________	$_______________
5. Balance of 50% over 180 day accounts	$_______________	$_______________
6. Foreign Accounts (not meeting Bank requirements)	$_______________	$_______________
7. Foreign Invoiced Accounts (not meeting Bank requirements)	$_______________	$_______________
8. Contra/Customer Deposit Accounts	$_______________	$_______________
9. Intercompany/Employee Accounts	$_______________	$_______________
10. Credit balances over 180 days	$_______________	$_______________
11. Concentration Limits	$_______________	$_______________
12. U.S. Governmental Accounts	$_______________	$_______________
13. Promotion/Demo; Guaranteed Sale or Consignment Sale Accounts	$_______________	$_______________
14. Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$_______________	$_______________
15. Accounts for Retainage Billings	$_______________	$_______________
16. Trust Accounts	$_______________	$_______________
17. Bill and Hold Accounts	$_______________	$_______________
18. Unbilled Accounts	$_______________	$_______________
19. Non-Trade Accounts	$_______________	$_______________
20. Accounts subject to Chargebacks	$_______________	$_______________
21. Disputed Accounts	$_______________	$_______________
22. Other (please explain on reverse)	$_______________	$_______________
23. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$_______________	$_______________
24. Eligible Accounts (#3 minus #23)	$_______________	$_______________
25. ELIGIBLE AMOUNT OF ACCOUNTS ( 80% of #24)	$_______________	$_______________

BALANCES
26. Maximum Loan Amount	$_______________
27. Total Funds Available (Lesser of #26 or sum of #A-25 and B-25)	$_______________
28. Present balance owing on Line of Credit	$_______________
29. Outstanding under Sublimits	$_______________
30. RESERVE POSITION (#26 minus #28 and #29)	$_______________

The undersigned represents and warrants that this Borrowing Base Certificate is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

[Signature Page Follows]

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COMMENTS: By:________________________________________ Authorized Signer Date:______________________________________

BANK USE ONLY

Received by: ___________________________

    AUTHORIZED SIGNER

Date: _________________________________

Verified: _______________________________

    AUTHORIZED SIGNER

Date: _________________________________

Compliance Status:         Yes     No

2

EXHIBIT E

OFFICERS’ CERTIFICATE

This Officers’ Certificate is furnished pursuant to Section 3.1(r) of the Loan and Security Agreement (the “Loan Agreement”), dated as of November 14, 2008, by and among SILICON VALLEY BANK, a California corporation (“Bank”), SCICLONE PHARMACEUTICALS INTERNATIONAL LTD., a Cayman Islands exempted company (“SPIL”) and SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD., a Cayman Islands exempted company (“SPIL China,” and together with SPIL, collectively, “Borrowers” and each a “Borrower”). The Obligations of Borrowers are guaranteed by SCICLONE PHARMACEUTICALS, INC., a Delaware corporation (“Guarantor”) pursuant to that certain Unconditional Guaranty and Security Agreement (the “Guaranty”), by and between Bank and Guarantor, dated as of November 14, 2008. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement or Guaranty, as required by the context.

The undersigned hereby each certify in their capacity as Responsible Officers of SPIL, SPIL China and the Guarantor that:

(a) all of the representations and warranties of the Borrowers under Section 5 of the Loan Agreement, which Borrowers hereby make as of the date hereof, are true and correct;

(b) all of the representations and warranties of the Guarantor under Section 3 of the Guaranty, which Guarantor hereby makes as of the date hereof, are true and correct;

(c) no Default or Event of Default has occurred and is continuing as of the date hereof; and

(d) both before and after giving effect to the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, each Borrower and Guarantor is and will be solvent.

[Remainder of page intentionally left blank—signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate this ____ day of _______ 2008.

BORROWERS:

SCICLONE PHARMACEUTICALS INTERNATIONAL LTD.

By_________________________________________

Name:______________________________________

Title:_______________________________________

SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA

HOLDING LTD.

By_________________________________________

Name:______________________________________

Title:_______________________________________

GUARANTOR:

SCICLONE PHARMACEUTICALS, INC.

By_________________________________________

Name:______________________________________

Title:_______________________________________

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